As filed with the Securities and Exchange Commission on March 2, 2001
                          Registration No. - 333-39172
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             -------------------------------------------------------

                        Post Effective Amendment No. 1 to
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------


                             DENBURY RESOURCES INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                     75-2815171
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)

    5100 Tennyson Parkway, Suite 3000
              Plano, Texas                                     75024
(Address of principal executive offices)                    (Zip Code)

         --------------------------------------------------------------

                DENBURY RESOURCES INC. DIRECTOR COMPENSATION PLAN
                            (Full title of the plan)
         --------------------------------------------------------------


               Phil Rykhoek                                  Copy to:
          Chief Financial Officer                        Donald Brodsky
          Denbury Resources Inc.                         Deidre Shearer
     5100 Tennyson Parkway, Suite 3000                Jenkens & Gilchrist,
            Plano, Texas 75024                     A Professional Corporation
              (972) 673-2000                       1100 Louisiana, Suite 1800
    (Name, address and telephone number               Houston, Texas 77002
 including area code of agent for service)               (713) 951-3300

             -------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 8.  Exhibits.

       (a)   Exhibits.

             The following documents are filed as a part of this registration statement.


    Exhibit
    Number                                   Document Description

     4 Denbury Resources Inc. Director Compensation Plan, as amended effective February 22, 2001


Item 9.  Undertakings.

         A.    The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Amendment No. 1 to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on March 2, 2001:

                                         Denbury Resources Inc.

                                         By:  /s/ Phil Rykhoek
                                           -------------------------------------
                                           Phil Rykhoek
                                           Chief Financial Officer and Secretary

                                POWER OF ATTORNEY
         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gareth Roberts and Phil Rykhoek, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                     Capacity                             Date
    ---------                     --------                             ----
Ronald G. Greene *      Chairman of the Board of Directors         March 2, 2001
---------------------
Ronald G. Greene


Gareth Roberts *        President and Chief Executive Officer and  March 2, 2001
---------------------   Director(Principal Executive Officer)
Gareth Roberts


 /s/ Phil Rykhoek       Chief Financial Officer and Secretary      March 2, 2001
---------------------   (Principal Financial Officer)
Phil Rykhoek


Mark Allen *            Controller and Chief Accounting Officer    March 2, 2001
---------------------   (Principal Accounting Officer)
Mark Allen


David I. Heather *      Director                                   March 2, 2001
---------------------
David I. Heather


Wieland F. Wettstein *  Director                                   March 2, 2001
---------------------
Wieland F. Wettstein

*By: /s/ Phil Rykhoek
    ---------------------------------
    Attorney-in-Fact pursuant to
    power of attorney contain in original filing
    of this Registration Statement

                                INDEX TO EXHIBITS



    Exhibit
    Number            Document Description

         4 Denbury Resources Inc. Director Compensation Plan, as amended effective February 22, 2001